UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report
(Date of earliest event reported)

December 8, 2008

WITEL CORP.
(Exact name of registrant as specified in its charter)

Nevada	333-145134	20-8734462
(State of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1800 Century Park East, Suite 600 Los Angeles, California		90067
(Address of principal executive offices)		(Zip Code)

(403) 998-1677
(Registrant's telephone number,
including area code)

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.02	Unregistered Sales of Equity Securities.

On December 8, 2008, the Company offered and sold 416,667 common shares (the “Shares”) in a private placement at a purchase price of $0.36 per share for an aggregate purchase price of $150,000 without any underwriting discounts or commissions. The subscriber has agreed to purchase an additional 683,433 common shares at purchase price of $0.36 per share for an aggregate purchase price of $246,000 over the next few weeks.

The Company is relying on an exemption from registration provided under Section 4(2) of the Securities Act for the issuance of the shares of its Common Stock, which exemption the Company believes is available because the securities were not offered pursuant to a general solicitation and the status of the purchasers of the shares as “accredited investors” as defined in Regulation D and Regulation S under the Securities Act. This report is neither an offer to purchase, nor a solicitation of an offer to sell, securities. The securities offered have not been registered under the Securities Act and may not be offered in the United States absent registration or an applicable exemption from registration requirements.

THE INFORMATION CONTAINED IN THIS REPORT IS NEITHER AN OFFER TO PURCHASE, NOR A SOLICITATION OF AN OFFER TO SELL, SECURITIES. THE SECURITIES OFFERED HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT AND MAY NOT BE OFFERED IN THE UNITED STATES ABSENT REGISTRATION OR AN APPLICABLE EXEMPTION FROM REGISTRATION REQUIREMENTS.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

WiTel Corp. DATE: December 12, 2008 By: /s/ James E. Renton Name: James E. Renton Title: President and Chief Executive Officer